Exhibit 77Q(2) for Form N-SAR - Annual Period Ended 12-31-
2006

First Trust/Fiduciary Asset Management Covered Call Fund

A late Form 3 was filed on behalf of Joseph McDermott for the First Trust/Fiduciary Asset Management Covered Call
Fund on November 15, 2006 due to an administrative error.
Joseph McDermott became Chief Compliance Officer of First
Trust Advisors L.P., investment manager of the First
Trust/Fiduciary Asset Management Covered Call Fund, on July
10, 2006.